UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2020

OUTSET MEDICAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39513	20-0514392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3052 Orchard Dr., San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(669) 231-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2020, the Compensation Committee of the Board of Directors of Outset Medical, Inc., a Delaware corporation (the “Company”), approved increases to the annual base salaries for Leslie Trigg, the President and Chief Executive Officer of the Company, Rebecca Chambers, the Chief Financial Officer of the Company, and Martín Vazquez, the Chief Operating Officer of the Company. Ms. Trigg’s annual base salary was increased from $430,000 to $560,000, Ms. Chambers’ annual base salary was increased from $355,000 to $380,000, and Mr. Vazquez’s annual base salary was increased from $345,000 to $370,000. The annual base salary increases were retroactively effective from September 16, 2020. All other terms and conditions of the employment relationships of each of Ms. Trigg, Ms. Chambers, and Mr. Vazquez with the Company remain unchanged.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OUTSET MEDICAL, INC.

Date: October 9, 2020	By:	/s/ Leslie Trigg
Leslie Trigg
Chief Executive Officer